News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

August 3, 2016
(N)
NYSE:STR
16-12

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS SECOND-QUARTER 2016 ADJUSTED EARNINGS
OF $35.4 MILLION, $0.20 PER DILUTED SHARE
SALT LAKE CITY - Questar Corporation (NYSE:STR) reported second-quarter 2016 net income of $33.1 million, or $0.19 per diluted share. This included $2.3 million of after-tax merger and restructuring costs. Excluding these costs, adjusted earnings were $35.4 million, or $0.20 per adjusted diluted share, compared to second-quarter 2015 net income of $40.6 million, or $0.23 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter were $126.5 million compared to $130.1 million in the year-ago period. Return on average common equity (ROE) was 14.6% for the 12 months ended June 30, 2016. When calculated using adjusted earnings, Questar’s ROE was 16.6%.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended June 30,
	2016	2015	Change
	(in millions, except earnings per share)
Questar Gas	$(1.6)	$(2.8)	$1.2	43%
Wexpro	26.1	27.9	(1.8)	(6%)
Questar Pipeline	13.6	15.2	(1.6)	(11%)
Corporate and other	(2.7)	0.3	(3.0)	NM
Adjusted earnings	$35.4	$40.6	$(5.2)	(13%)
Merger and restructuring costs	(2.3)	—	(2.3)	NM
Net income	$33.1	$40.6	$(7.5)	(18%)
Adjusted earnings per diluted share	$0.20	$0.23	$(0.03)	(13%)
Earnings per diluted share	$0.19	$0.23	$(0.04)	(17%)
Weighted-average diluted shares	176.2	176.6	(0.4)	—

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended June 30,
	2016	2015	Change
	(in millions)
Questar Gas	$19.7	$16.2	$3.5	22%
Wexpro	65.2	65.4	(0.2)	—
Questar Pipeline	41.1	44.2	(3.1)	(7%)
Corporate and other	0.5	4.3	(3.8)	(88%)
Total Adjusted EBITDA	$126.5	$130.1	$(3.6)	(3%)
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, merger and restructuring costs and other special items and income taxes. See computations on the last page of the attached financial statements.

 Questar Gas
Questar Gas reported a seasonal net loss of $1.6 million for the quarter compared to a net loss of $2.8 million for the same 2015 quarter. Because of the seasonal nature of its business, Questar Gas usually reports losses in the second and third quarter each year. Adjusted EBITDA amounted to $19.7 million in the current quarter compared to $16.2 million in the same 2015 quarter. On a financial basis, Questar Gas earned a 10.9% ROE for the 12 months ended June 30, 2016. Changes in Questar Gas' margin (revenues less cost of gas sold) are summarized in the following table:

CHANGE IN QUESTAR GAS MARGIN

3 Months Ended June 30, 2016 vs. 2015
(in millions)
Customer growth	$0.9
Transportation	0.8
Infrastructure-replacement cost recovery	0.9
Energy-efficiency program cost recovery	0.3
Other	(0.2)
Increase	$2.7
As of June 30, 2016, Questar Gas served about 999,000 customers, an increase of over 20,000 customers, or 2.1%, since June 30, 2015. Customer growth increased margin by $0.9 million for the quarter. The margin for transportation services rose by $0.8 million due to higher rates and volumes. The infrastructure-replacement program added $0.9 million to margin in the quarter. An additional $0.3 million margin increase occurred in energy-efficiency-program (EEP) cost-recovery revenues, which are offset by equivalent changes in the program's expenses.
Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding EEP costs, declined 6% to $33 per customer for the three months ended June 30, 2016, compared to $35 per customer in the 2015 period. Individually, O&M costs were flat in the second quarter compared to the same period last year, while G&A costs were down 11%, primarily due to lower corporate allocations and employee-related expenses.
Questar Gas’s safety-driven infrastructure-upgrade program continues to spend about $65 million annually to replace older high-pressure and intermediate-pressure pipe and related assets. The expenditures under this program are recovered under an infrastructure-cost-tracking mechanism that enables their timely inclusion into rate base after they are completed and put into service. Infrastructure-upgrade spending is expected to continue at the current level for the foreseeable future.
Wexpro
Wexpro's second-quarter 2016 earnings declined 6% to $26.1 million, compared to $27.9 million in the second quarter of 2015. Wexpro earned a 15.5% adjusted ROE for the 12 months ended June 30, 2016. Adjusted EBITDA was essentially flat at $65.2 million in the current quarter versus $65.4 million a year ago. Wexpro’s lower net income for the quarter was due to its lower average investment base and lower contract return on new development spending and on assets in the Wexpro II portion of the investment base. Total investment base at quarter-end was $607.2 million, 4% lower than the year-ago quarter-end. Wexpro earned a blended 17.1% after-tax return on its average total investment base for the trailing 12-month period ended June 30, 2016. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

	12 Months Ended June 30,
	2016	2015
	(in millions)
Beginning investment base	$629.5	$674.5
Property acquisitions	46.4	—
Successful development wells and related equipment	15.9	36.1
Depreciation, depletion and amortization	(92.8)	(88.2)
Change in deferred income taxes	8.2	7.1
Ending investment base	$607.2	$629.5
Wexpro's second quarter 2016 operating and maintenance expenses were flat, while general and administrative expenses decreased 28% due to lower employee costs and corporate allocations compared to the prior-year period. Cost-of-service natural gas production increased by 2% for the second quarter of 2016 versus the 2015 quarter.
In 2016, regulator-approved changes to the Wexpro cost-of-service model were implemented to enable future cost-of-service gas production to be more competitive with current market prices. These changes enabled Wexpro to resume its gas-development-drilling program in 2016. Wexpro is also participating in new third-party-operated wells to be drilled in Pinedale, and expects to drill and complete additional wells in the Vermillion Basin.
Oil and natural gas liquids (NGL) sales revenues decreased 35% in the quarter compared to the same period in 2015 due to lower volumes and lower prices. Wexpro's goal is to maintain efficient operations and a development program that will provide a cost-of-service gas price on new production that is competitive with the forward-price curve of natural gas. Wexpro's natural gas production continues to provide the majority of the annual gas-supply requirements for Questar Gas.
Questar Pipeline
Questar Pipeline reported second-quarter 2016 net income of $13.6 million, down 11% compared to $15.2 million earned last year. Questar Pipeline generated $41.1 million of Adjusted EBITDA in the second quarter and earned a 10.7% ROE for the 12 months ended June 30, 2016. Net income was lower primarily due to lower transportation revenue on the Southern Trails pipeline, as well as lower demand for energy measurement services from oil and gas producers. Questar Pipeline’s O&M expenses were essentially flat for the current quarter, while G&A costs decreased 15% for the recent quarter when compared to the same quarter in 2015 due to lower employee-related expenses and corporate allocations. Depreciation and amortization expenses were flat compared to a year ago. A summary of changes in Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended June 30, 2016 vs. 2015
(in millions)
Transportation	$(2.6)
Storage	0.2
Natural gas liquid sales	(0.1)
Energy services	(1.2)
Other	(0.2)
Decrease	$(3.9)
At June 30, 2016, Questar Pipeline held net firm-transportation contracts totaling 5,059 thousand decatherms (Mdth) per day, down slightly from 5,143 Mdth per day at June 30, 2015. Overall, revenues were down for the quarter, primarily due to lower transportation rates and contracted volumes on Southern Trails Pipeline and lower energy services revenues due to declining demand from producers. Storage revenues were up slightly for the quarter compared to a year ago. NGL revenues declined in the second quarter of 2016 compared to the prior-year period due to lower prices and volumes.
Questar Pipeline continues to market its Southern Trails Pipeline assets with the objective of selling Southern Trails during 2016 if Questar Pipeline can identify a buyer and negotiate acceptable terms. There can be no assurance that Questar Pipeline will be successful in selling the Southern Trails Pipeline.
Corporate and other
Corporate and other operations reported a net loss of $5.0 million in the second quarter of 2016, including $2.3 million of after-tax charges for merger and restructuring costs. This compares to a net income of $0.3 million in the second quarter of 2015. Questar Fueling’s portion of the corporate and other net loss was $0.3 million in the recent quarter compared to a loss of $0.4 million in the year-ago period.

Merger Update
    Questar and Dominion Resources continue to make progress on the pending merger, which received early termination of the Federal Trade Commission waiting period under the Hart-Scott-Rodino Antitrust Improvements Act in February and also received the overwhelming approval of shareholders at a special meeting of shareholders in May. Questar and Dominion filed for review and approval from the Utah Public Service Commission and Wyoming Public Service Commission. Hearings are scheduled to occur in August for the Utah commission and in September for the Wyoming commission. Questar also made an informational filing to the Idaho Public Service Commission. Subject to required regulatory approvals, Questar expects the merger to be completed during 2016.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #
For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2016	2015	2016	2015	2016	2015
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$128.2	$141.7	$536.1	$516.5	$937.2	$936.1
Wexpro	1.9	10.1	5.4	16.4	11.9	31.9
Questar Pipeline	42.9	46.5	85.9	93.3	180.5	187.4
Other	1.1	1.0	3.0	1.7	7.8	3.6
Total Revenues	174.1	199.3	630.4	627.9	1,137.4	1,159.0

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	(27.7)	(9.0)	130.8	122.8	183.2	185.2
Operating and maintenance	39.9	40.5	90.3	92.8	179.1	187.6
General and administrative	26.0	27.4	55.6	56.8	107.8	120.0
Pension settlement costs	—	—	—	—	16.7	—
Merger and restructuring costs	3.7	—	18.3	—	18.3	—
Production and other taxes	11.4	12.8	23.1	26.6	47.8	56.2
Depreciation, depletion and amortization	56.4	53.6	112.3	107.9	220.4	209.5
Abandonment and impairment	0.1	0.1	0.3	0.1	12.7	0.1
Total Operating Expenses	109.8	125.4	430.7	407.0	786.0	758.6
Net gain from asset sales	0.1	1.4	0.4	1.4	0.8	2.5
OPERATING INCOME	64.4	75.3	200.1	222.3	352.2	402.9
Interest and other income	1.1	1.5	2.1	2.9	3.4	6.5
Income from unconsolidated affiliate	0.9	1.0	1.9	1.9	3.7	3.6
Interest expense	(15.5)	(15.8)	(31.3)	(31.7)	(62.6)	(63.2)
INCOME BEFORE INCOME TAXES	50.9	62.0	172.8	195.4	296.7	349.8
Income taxes	(17.8)	(21.4)	(61.2)	(70.2)	(101.6)	(123.5)
NET INCOME	$33.1	$40.6	$111.6	$125.2	$195.1	$226.3

EARNINGS PER COMMON SHARE
Basic	$0.19	$0.23	$0.64	$0.71	$1.11	$1.29
Diluted	0.19	0.23	0.64	0.71	1.11	1.28
Weighted-average common shares outstanding
Used in basic calculation	176.0	176.4	175.9	176.3	175.9	176.1
Used in diluted calculation	176.2	176.6	176.2	176.5	176.1	176.4
Dividends per common share	$0.22	$0.21	$0.44	$0.42	$0.86	$0.80

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2016	2015	2016	2015	2016	2015
	(in millions)
Net income	$33.1	$40.6	$111.6	$125.2	$195.1	$226.3
Other comprehensive income (loss):
Pension and other postretirement benefits	4.0	6.0	8.0	12.0	21.6	(93.7)
Interest rate cash flow hedge amortization	0.1	0.2	0.3	0.4	0.5	0.6
Commodity cash flow hedge	(0.9)	(0.3)	(1.1)	(0.3)	(1.0)	(0.3)
Income taxes	(1.1)	(2.2)	(2.7)	(4.6)	(8.1)	35.9
Net other comprehensive income (loss)	2.1	3.7	4.5	7.5	13.0	(57.5)
COMPREHENSIVE INCOME	$35.2	$44.3	$116.1	$132.7	$208.1	$168.8

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,	December 31,
	2016	2015	2015
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$25.0
Accounts receivable, net	56.6	53.3	168.0
Unbilled gas accounts receivable	11.0	11.6	91.3
Inventories	54.0	61.3	73.5
Current regulatory assets	21.0	57.1	70.0
Prepaid expenses and other	20.0	10.2	12.3
Total Current Assets	162.6	193.5	440.1
Property, Plant and Equipment	6,313.4	6,057.2	6,182.0
Accumulated depreciation, depletion and amortization	(2,424.2)	(2,272.5)	(2,333.3)
Net Property, Plant and Equipment	3,889.2	3,784.7	3,848.7
Investment in unconsolidated affiliate	23.5	24.3	23.9
Noncurrent regulatory and other assets	65.3	67.6	59.1
TOTAL ASSETS	$4,140.6	$4,070.1	$4,371.8

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$4.0	$2.5	$—
Short-term debt	459.0	228.0	457.6
Accounts payable and accrued expenses	159.7	201.0	224.8
Current regulatory liabilities	34.2	2.6	6.4
Current portion of long-term debt and capital lease obligation	1.3	277.0	251.3
Total Current Liabilities	658.2	711.1	940.1
Long-term debt and capital lease obligation, less current portion	997.9	998.6	998.2
Deferred income taxes	783.7	707.3	779.5
Noncurrent regulatory and other liabilities	340.5	344.3	338.9
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,360.3	1,308.8	1,315.1
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,140.6	$4,070.1	$4,371.8

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended
	June 30,
	2016	2015
	(in millions)
OPERATING ACTIVITIES
Net income	$111.6	$125.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	118.2	111.3
Deferred income taxes	1.1	(7.2)
Abandonment and impairment	0.3	0.1
Share-based compensation	5.4	6.3
Net (gain) from asset sales	(0.4)	(1.4)
(Income) from unconsolidated affiliate	(1.9)	(1.9)
Distributions from unconsolidated affiliate and other	2.8	2.6
Changes in operating assets and liabilities	207.8	66.2
NET CASH PROVIDED BY OPERATING ACTIVITIES	444.9	301.2

INVESTING ACTIVITIES
Property, plant and equipment purchased	(146.2)	(127.3)
Questar Gas acquisition of gas distribution system	—	(11.4)
Cash used in disposition of assets	(1.5)	(1.8)
Proceeds from disposition of assets	0.4	1.1
NET CASH USED IN INVESTING ACTIVITIES	(147.3)	(139.4)

FINANCING ACTIVITIES
Common stock	1.1	(2.6)
Short-term debt issued	250.0	—
Change in commercial paper, net	(248.6)	(119.0)
Checks outstanding in excess of cash balances	4.0	2.5
Long-term debt repaid	(250.0)	—
Capital lease obligation repaid	(0.6)	(0.6)
Revolver issuance costs paid	(1.2)	—
Dividends paid	(77.5)	(74.1)
Tax benefits from share-based compensation	0.2	—
NET CASH USED IN FINANCING ACTIVITIES	(322.6)	(193.8)
Change in cash and cash equivalents	(25.0)	(32.0)
Beginning cash and cash equivalents	25.0	32.0
Ending cash and cash equivalents	$—	$—

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2016	2015	2016	2015	2016	2015
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$128.2	$141.7	$536.1	$516.5	$937.2	$936.1
Wexpro	1.9	10.1	5.4	16.4	11.9	31.9
Questar Pipeline	42.9	46.5	85.9	93.3	180.5	187.4
Other	1.1	1.0	3.0	1.7	7.8	3.6
Total	$174.1	$199.3	$630.4	$627.9	$1,137.4	$1,159.0

Revenues from Affiliated Companies
Wexpro	$78.9	$75.6	$158.7	$160.4	$317.4	$326.7
Questar Pipeline	17.5	17.8	36.8	37.2	74.7	73.9
Total	$96.4	$93.4	$195.5	$197.6	$392.1	$400.6

Operating Income (Loss)
Questar Gas	$3.8	$1.4	$87.2	$78.0	$131.8	$117.4
Wexpro	39.1	41.8	78.8	83.5	142.7	172.5
Questar Pipeline	26.4	29.3	54.0	56.7	111.7	113.8
Corporate and other	(4.9)	2.8	(19.9)	4.1	(34.0)	(0.8)
Total	$64.4	$75.3	$200.1	$222.3	$352.2	$402.9

Net Income (Loss)
Questar Gas	$(1.6)	$(2.8)	$46.0	$41.0	$69.3	$59.9
Wexpro	26.1	27.9	52.3	55.6	95.6	116.5
Questar Pipeline	13.6	15.2	27.8	29.1	58.3	58.3
Corporate and other	(5.0)	0.3	(14.5)	(0.5)	(28.1)	(8.4)
Total	$33.1	$40.6	$111.6	$125.2	$195.1	$226.3

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2016	2015	2016	2015	2016	2015
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	13.2	13.9	60.0	51.0	103.0	90.6
Industrial sales	0.7	0.9	1.4	1.8	2.9	4.0
Transportation for industrial customers	22.9	18.8	45.5	36.4	86.3	79.1
Total industrial	23.6	19.7	46.9	38.2	89.2	83.1
Total deliveries	36.8	33.6	106.9	89.2	192.2	173.7

Natural gas revenue (per dth)
Residential and commercial sales	$8.54	$9.03	$8.41	$9.44	$8.45	$9.45
Industrial sales	6.44	6.55	6.74	6.87	7.21	7.38
Transportation for industrial customers	0.25	0.25	0.26	0.27	0.27	0.24
Warmer than normal temperatures	(36%)	(19%)	(14%)	(23%)	(14%)	(21%)
Temperature-adjusted usage per customer (dth)	16.3	14.8	64.6	60.0	107.9	101.7
Customers at June 30, (thousands)	999	979

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	14.6	14.3	29.0	29.3	57.4	56.6
Natural gas - sales (Bcf)	0.2	1.2	0.5	2.4	2.5	2.7
Oil and NGL (Mbbl)	101	106	211	233	442	511
Natural gas average sales price (per Mcf)	$1.79	$2.62	$1.91	$2.86	$2.54	$3.05
Oil and NGL average sales price (per bbl)	$38.31	$46.52	$31.02	$41.03	$32.30	$57.15
Investment base at June 30, (in millions)	$607.2	$629.5

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	158.3	183.5	319.1	355.8	704.1	719.4
For Questar Gas	16.7	13.8	61.8	55.1	114.3	107.3
Total transportation	175.0	197.3	380.9	410.9	818.4	826.7

Transportation revenue (per dth)	$0.26	$0.25	$0.25	$0.24	$0.23	$0.24
Net firm-daily transportation demand at June 30, (Mdth)	5,059	5,143
Natural gas processing
NGL sales (Mbbl)	31	32	44	61	104	120
NGL average sales price (per bbl)	$18.73	$23.45	$17.09	$22.36	$18.59	$34.72

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

Management believes that net income, diluted earnings per common share and return on average common equity (ROE) prior to any merger and restructuring cost incurred in the first half of 2016 and pension settlement and impairment of Wexpro's leasehold properties incurred in the fourth quarter 2015 are useful measures to assess ongoing results of operations because of the nonrecurring nature of these costs.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the above mentioned costs for the three months and 12 months ended June 30, 2016. The table also reconciles GAAP ROE to non-GAAP adjusted ROE.

	Questar Consolidated		Questar Corporate		Wexpro
	3 Months Ended	12 Months Ended	3 Months Ended	12 Months Ended	3 Months Ended	12 Months Ended
	June 30, 2016

Net income (loss) [1]	$33.1	$195.1	$(4.7)	$(27.2)	$26.1	$95.6
Merger and restructuring costs	3.7	18.3	3.7	18.3	—	—
Pension settlement costs	—	16.7	—	16.7	—	—
Asset impairment charge	—	12.1	—	—	—	12.1
Income taxes on merger and restructuring costs	(1.4)	(7.0)	(1.4)	(7.0)	—	—
Income taxes on pension settlement costs	—	(6.4)	—	(6.4)	—	—
Income taxes on asset impairment charge	—	(4.2)	—	—	—	(4.2)
After-tax merger and restructuring, pension settlement and asset impairment charges	2.3	29.5	2.3	21.6	—	7.9
Adjusted earnings (loss) [2]	$35.4	$224.6	$(2.4)	$(5.6)	$26.1	$103.5

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.19	$1.11
Diluted loss per share attributable to merger and restructuring costs	0.01	0.06
Diluted loss per share attributable to pension settlement costs	—	0.06
Diluted loss per share attributable to asset impairment charge	—	0.05
Adjusted diluted earnings per share	$0.20	$1.28
Weighted-average common shares outstanding
Used in diluted calculation	176.2	176.1

Return on Average Common Equity
Average common shareholders' equity [3]		$1,334.6		$1,334.6		$661.7
Change in average shareholders' equity attributable to merger and restructuring costs		5.6		5.6		—
Change in average shareholders' equity attributable to pension settlement costs		5.2		5.2		—
Change in average shareholders' equity attributable to asset impairment charge		3.9		—		3.9
Average common shareholders' equity [4]		$1,349.3		$1,345.4		$665.6

Return on average common equity [1] ÷ [3]		14.6%		(2.0)%		14.4%
Change in ROE attributable to merger and restructuring costs		0.8%		0.8%		—%
Change in ROE attributable to pension settlement costs		0.7%		0.8%		—%
Change in ROE attributable to asset impairment charge		0.5%		—%		1.1%
Adjusted ROE [2] ÷ [4]		16.6%		(0.4)%		15.5%

Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, merger and restructuring costs and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended June 30, 2016:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$33.1	$(1.6)	$26.1	$13.6	$(5.0)
Interest expense	15.5	7.5	—	6.2	1.8
Income taxes	17.8	(1.2)	13.2	7.7	(1.9)
Depreciation, depletion and amortization	56.4	15.0	25.8	13.7	1.9
Net (gain) from asset sales	(0.1)	—	—	(0.1)	—
Merger and restructuring costs	3.7	—	—	—	3.7
Abandonment and impairment	0.1	—	0.1	—	—
Adjusted EBITDA	$126.5	$19.7	$65.2	$41.1	$0.5
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended June 30, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$40.6	$(2.8)	$27.9	$15.2	$0.3
Interest expense	15.8	7.1	0.1	6.5	2.1
Income taxes	21.4	(1.7)	14.2	8.8	0.1
Depreciation, depletion and amortization	53.6	13.6	24.5	13.7	1.8
Net (gain) from asset sales	(1.4)	—	(1.4)	—	—
Abandonment and impairment	0.1	—	0.1	—	—
Adjusted EBITDA	$130.1	$16.2	$65.4	$44.2	$4.3